EXHIBIT 23.1
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                              ACCOUNTANTS' CONSENT


The Board of Directors
Sterling Bancorp:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Sterling Bancorp (the "Registrant") of our report dated January 24, 2002, which is included in the Registrant's 2001 Annual Report on Form 10-K for the year-ended December 31, 2001.



/s/ KPMG LLP


New York, New York
July 23, 2002.